UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2025

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Columbus Circle, Floor 15, New York, NY 10019

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 8, 2025 (the “Record Date”), Dennis O’Leary, a stockholder (the “Majority Stockholder”) of DarkPulse, Inc., a Delaware corporation (the “Company”), approved certain actions by written consent (the “Written Consent”). As of the Record Date, the Majority Stockholder held approximately 51.32% of the Company’s voting rights. Pursuant to the Written Consent, the Majority Stockholder approved:

Item 1.	Approval of a proposal to amend our Certificate of Incorporation (the “Certificate of Incorporation”) to increase our authorized shares of common stock, par value $0.0001 per share (the “Common Stock”), from 20,000,000,000 to 30,000,000,000 (the “Authorized Increase”); and

Item 2.	Approval of a proposal to amend our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock any time before May 30, 2026, at a ratio ranging from one-for-ten (1:10) to one-for-two hundred (1:200) (the “Reverse Split”) with the exact ratio within such range to be determined at the sole discretion of the Company’s Board of Directors (the “Board”), without further approval or authorization of our stockholders before the filing of an amendment to the Certificate of Incorporation effecting the proposed Reverse Split;

The Company will file a preliminary Information Statement on Schedule 14C with the U.S. Securities and Exchange Commission with respect to the matters approved by the Majority Stockholder (the “PRE 14C”) and, as soon as it may do so, will mail the definitive Information Statement on Schedule 14C to its stockholders of record as of the Record Date. The items approved will then be effective 20 days after the mailing. Further detail regarding each of the items approved will be found in the PRE 14C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: July 10, 2025	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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